716-242-8634
Allient Inc. 495 Commerce Drive Amherst, NY 14228 Phone: 716-242-8634 Fax: 716-242-8638

NEWS RELEASE

FOR IMMEDIATE RELEASE

Allient Amends 2024 Credit Facilities and
Executes New Interest Rate Swap to Enhance Financial Flexibility

Adjustments Include Less Restrictive Covenants, Expanded EBITDA Add-Backs, and
Interest Rate Hedging to Support Strategic Initiatives

BUFFALO, N.Y., October 25, 2024 -- Allient Inc. (Nasdaq: ALNT) (“Allient” or the “Company”), a global designer and manufacturer of precision and specialty Motion, Controls and Power products and solutions for targeted industries and applications, announced today that it has amended its 2024 Credit Facilities to enhance flexibility in financial planning through FY2025. Additionally, the Company has executed a new interest rate swap agreement, further optimizing its capital structure.

Jim Michaud, Allient’s Chief Financial Officer, commented, “We appreciate the ongoing support from our lending partners, which has provided us with increased flexibility to execute our strategic priorities. These amendments, along with the new interest rate swap, enhance our ability to optimize the business with our Simplify to Accelerate NOW strategy while maintaining strong financial discipline and effectively managing interest rate risk.”

Amendment Highlights

The amendment maintains the leverage ratio covenant at 4.25:1 for the trailing 12-month (“TTM”) periods ending September 30, 2024, and December 31, 2024, before increasing to 4.5:1 for the TTM periods ending March 31, 2025, and June 30, 2025. It then reduces to 4.0:1 for the period ending September 30, 2025, and then reverts to 3.75:1 for the remainder of the agreement. Additionally, the amendment allows up to $4 million in acquisition, business retention, restructuring, integration, and realignment costs to be included in the EBITDA calculation during any TTM period.

Interest Rate Swap Highlights

Allient executed a new interest rate swap agreement effective September 30, 2024. The agreement hedges $50 million of debt over a three-year term, protecting the Company from potential interest rate volatility and aligning with its financial strategy to mitigate risks tied to fluctuating SOFR-based rates.

About Allient Inc.

Allient (Nasdaq: ALNT) is a global engineering and manufacturing enterprise that develops solutions to drive the future of market-moving industries, including medical, life sciences, aerospace and defense, industrial automation, robotics, semi-conductor, transportation, agriculture, construction and facility infrastructure. A family of globally responsible companies, Allient takes a One-Team approach to “Connect What Matters” and provides the most robust, reliable, and high-value products and systems by utilizing its core Motion, Controls, and Power technologies and platforms.

Headquartered in Buffalo, N.Y., Allient employs more than 2,500 team members around the world. To learn more, visit www.allient.com.

Allient Chief Financial Officer, Michael R. Leach, to Retire in 2024
November 20, 2023

Safe Harbor Statement

The statements in this news release that relate to future plans, events or performance are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements. Examples of forward-looking statements include, among others, statements the Company makes regarding the degree of optimization that can be achieved from restructuring and simplifying actions or the Company’s Simplify to Accelerate NOW strategy, the cost of implementing such actions, the impact on operating results, the level of financial discipline, and the Company’s belief that the lending agreement amendments provides sufficient liquidity to fund its business operations and the swap agreement sufficiently protects the Company from volatility of interest rates. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the Company’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the pace of bookings relative to shipments, the ability to expand into new markets and geographic regions, the success in acquiring new business, the impact of changes in income tax rates or policies, commercial activity and demand across our and our customers’ businesses, global supply chains, the prices of our securities and the achievement of our strategic objectives, the ability to attract and retain qualified personnel, the ability to successfully integrate an acquired business into our business model without substantial costs, delays, or problems, and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. The Company has no obligation or intent to release publicly any revisions to any forward looking statements, whether as a result of new information, future events, or otherwise.

Investor Contacts:
Deborah K. Pawlowski / Craig P. Mychajluk Alliance Advisors IR 716-843-3908 / 716-843-3832 dpawlowski@allianceadvisors.com / cmychajluk@allianceadvisors.com